UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 16, 2025
Date of Report (date of earliest event reported)
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SHIFT4 PAYMENTS, INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-39313 (Commission File Number)	84-3676340 (I.R.S. Employer Identification Number)
3501 Corporate Pkwy Center Valley, PA 18034
(Address of principal executive offices) (Zip Code)
(888) 276-2108
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001	FOUR	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 - Results of Operations and Financial Condition.
On February 18, 2025, Shift4 Payments, Inc. (the "Company") announced its financial results for the quarter and year ended December 31, 2024. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information contained in Item 2.02 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly provided by specific reference in such a filing.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 16, 2025, the Board of Directors (the "Board") of the Company, upon the recommendation of the Board's Compensation Committee (the "Compensation Committee"), approved amendments to the Company's Non-Employee Director Compensatory Policy, to provide for
•an annual cash retainer of $50,000 for serving on the Board, earned on a quarterly basis;
•an annual cash retainer of $15,000 for serving on the Audit Committee of the Board (the “Audit Committee”) and $30,000 for serving as the chairperson of the Audit Committee, in each case earned on a quarterly basis;
•an annual cash retainer of $10,000 for serving on the Compensation Committee, and $22,500 for serving as the chairperson of the Compensation Committee, in each case earned on a quarterly basis;
•an annual cash retainer of $5,500 for serving on the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), and $18,000 for serving as the chairperson of the Nominating Committee, in each case earned on a quarterly basis;
•an initial equity-based award of restricted stock units (the “Initial Award”) in an amount equal to a prorated portion of $210,000, based on the time that has elapsed since the Company’s annual meeting of stockholders, that vests on the first anniversary of such annual meeting, subject to continued service on the Board through each such vesting date;
•following each annual meeting of the Company’s stockholders, an annual equity-based award of restricted stock units in an amount of $210,000 that vests on the first anniversary of the date of grant, subject to continued service on the Board through such vesting date.

The foregoing description of the Non-Employee Director Compensation Policy is qualified in its entirety by reference to the Non-Employee Director Compensation Policy, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.
On February 16, 2025, upon the recommendation of its Nominating Committee, the Board appointed Seth Dallaire to serve as a member of the Board, effective February 20, 2025. Mr. Dallaire will serve as a Class II director with a term expiring at the Company’s annual meeting of stockholders to be held in 2025 and until his successor is duly elected and qualified or his earlier death, disqualification, resignation or removal.
Mr. Dallaire is eligible to participate in the Company’s Non-Employee Director Compensation Policy, as described above.
Mr. Dallaire will also enter into the Company’s standard indemnification agreement for directors and officers.
There is no arrangement or understanding between Mr. Dallaire and any other person pursuant to which he was selected as a director of the Company, and there is no family relationship between either of Mr. Dallaire and any of the Company’s other directors or executive officers. Mr. Dallaire has no material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K.

Item 9.01 - Financial Statements and Exhibits.
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Non-Employee Director Compensation Policy, dated February 16, 2025
99.1	Press Release issued on February 18, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2025

SHIFT4 PAYMENTS, INC.

By:	/s/ Jordan Frankel
Name:	Jordan Frankel
Title:	Secretary, General Counsel and Executive Vice President, Legal, Risk and Compliance